CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effectivement Amendment No. 18 to this Registration Statement of Templeton Capital Accumulator Fund, on Form N-1A, File No. 33-37388, of our report dated September 25, 2002, relating to the financial statements and financial highlights which appears in the August 31, 2002 Annual Report to shareholders, of Templeton Capital Accumulator Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor".

/s/PricewaterhouseCoopers LLP

San Francisco, California
December 26, 2002